10.7  Incentive Stock Option Agreement with TK Bok (covering 150,000 shares)





                 INCENTIVE STOCK OPTION AGREEMENT

      THIS INCENTIVE STOCK OPTION AGREEMENT ("Agreement") is made and entered into in duplicate this 5th day of November, 2004 between DataLogic International, Inc., a Delaware corporation having a principal place of business at 18301 Von Karman Ave., Suite 250, Irvine, California 92612 ("Corporation"), and TK Bok of Los Angeles, CA ("Holder"), with respect to the following facts:

      Pursuant and subject to the Corporation's Stock Option Plan, a copy of which is furnished to the Holder with a copy of this Agreement and the provisions of which, by this reference, are made a part of this Agreement as though specified completely and specifically verbatim in this Agreement (the "Plan"), the Corporation's Board of Directors has determined that it is in the best interests of the Corporation and its stockholders to grant the option provided for herein to the Holder. The parties agree as follows:

1. OPTION GRANTED. Corporation grants to Holder an option to purchase the number of shares of $.001 par value common stock of Corporation at a purchase price as described in Appendix "A" (the "Option").

2. TIME OF EXERCISE OF OPTION. Holder may exercise the Option at any time as described in Appendix "A", and from time to time until termination of the Option as provided in Paragraph 11 of this Agreement. For purposes of this Agreement, the Holder is deemed to be in "Service" to the Corporation as long as such individual renders continuous services on a periodic basis to the Corporation, a parent or subsidiary corporation of Corporation, or a corporation, or a subsidiary corporation of such a corporation issuing or assuming stock options in a transaction to which Internal Revenue Code Section 424(a) applies, in the capacity of an employee, director or an independent consultant or advisor.

3. METHOD OF EXERCISE. The Holder shall exercise the Option by delivery to the Corporation at its principal place of business, of (i) a written notice of exercise signed by the person or persons exercising the Option specifying the number of Options being exercised; and (ii) a certified or cashier's check in payment of the Option purchase price; or (iii) full payment in shares of Corporation's $.001 par value common stock held for the requisite period necessary to avoid a change to Corporation's reported earnings and valued at fair market value as determined pursuant to Section 3.5 of the Corporation's Stock Option Plan; or (iv) if a cashless exercise program has been implemented by the Corporation's Board of Directors, full payment may be made through a sale and remittance procedure pursuant to which the Holder
(A) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the optioned shares to be purchased and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the optioned shares to be purchased and (B) shall concurrently provide written directives to the Corporation to deliver the certificates for the optioned shares to be purchased directly to such brokerage firm in order to complete the sales transaction. The Corporation shall have the right to demand from the person or persons exercising the Option appropriate documentation evidencing such person or persons right to exercise such Option. Promptly upon receipt of such notice of exercise and the appropriate consideration, the Corporation will deliver or cause to be delivered to Holder stock certificate(s) representing the number of shares of the Corporation's $.001 par value common stock purchased in accordance with the provisions of this Agreement and during Holder's lifetime, duly registered in the name of the Holder and, at the Holder's election, his or her spouse.

4.  CAPITAL ADJUSTMENTS.

    (a) The existence of the Option shall not affect in any way the right or power of Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in Corporation's capital structure or its business, or any merger or consolidation of Corporation or any issue of bonds, debentures, preferred stock having a preference to or affecting Corporation's common stock or of any rights thereof, or the issuance of any securities convertible into any such common stock or of any rights, options, or warrants to purchase any common stock, or the dissolution or liquidation of Corporation, any sale or transfer of all or any part of its assets or business, or any other act or proceeding of Corporation, whether of a similar character or otherwise.

    (b) The securities with respect to which the Option is granted are shares of the $.001 par value common stock of Corporation as presently constituted, but if and whenever, prior to the delivery by Corporation of all the shares of the common stock with respect to which the Option is granted, Corporation shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of such common stock outstanding without receiving compensation therefore in money, services, or property, the number of shares of such common stock then remaining subject to the Option shall (a) in the event of an increase in the number of outstanding shares of such common stock, be proportionately increased, and the cash consideration payable per share of such common stock shall be proportionately reduced; and (b) in the event of a reduction in the number of outstanding shares of such common stock, be proportionately reduced, and the cash consideration payable per share of such common stock shall be proportionately increased.

5. MERGER AND CONSOLIDATION. In the event of a merger of one or more corporations with and into Corporation or any consolidation of Corporation and one or more corporations, the Option may be assumed or an equivalent option may be substituted by such surviving corporation or a parent or subsidiary of such surviving corporation. If, in such event, the Option is not assumed or substituted, the Option shall terminate as of the date of the closing of the merger or consolidation.

6. INVESTMENT UNDERTAKING. The Holder will hold the Option and the rights constituent thereto for investment and not with an intention of distribution, and upon exercise will deliver a letter confirming the Holder's nondistributive intent with respect to the shares of Corporation's $.001 par value common stock received as a result of the exercise of the Option.

7. REPRESENTATIONS OF CORPORATION. During such time as the Option remains outstanding and unexpired, Corporation will reserve for issuance, upon the exercise of the Option, the number of shares of Corporation's $.001 par value common stock that are subject to the Option. The shares of Corporation's $.001 par value common stock subject to the Option, when issued, shall be fully paid and nonasessable. Corporation will pay, when due and payable, any and all taxes or fees that may be payable by Corporation with respect to the grant of the Option or the issuance of any shares of Corporation's $.001 par value of common stock or certificates therefore subject to the Option. This does not include, however, any federal, state or other personal income tax payable by Holder because of (i) the grant of the Option; (ii) the issuance of any share of the Corporation's $.001 par common stock upon exercise thereof; or (iii) any subsequent disposition of such shares, which shall remain the obligation of Holder.

8. WITHOLDING TAXES. If Corporation determines that it is required to withhold federal, state, or local tax as a result of the exercise of the Option, Holder, as a condition to the exercise of the Option, shall make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements.

9. COMMITTEE DETERMINATION FINAL. The interpretation of the Plan and this Agreement, including any inconsistency between the two documents, shall be reserved to and made by the Committee of the Board of Directors of Corporation provided for in the Plan. The Committee's determinations shall be final as between the parties hereto, unless otherwise determined by the Board of Directors of Corporation.

10. TRANSFER OF OPTION. During Holder's lifetime, the Option shall be exercisable only by Holder. The Option shall not be transferable by Holder, other than by the laws of descent and distribution upon Holder's death. In the event of Holder's death during Service or during the applicable period after termination of Service specified in Paragraph 2 of this Agreement, Holder's personal representatives may exercise any portion of the Option that remains unexercised at the time of Holder's death; provided, however, that any such exercise must be made, if at all, during the period within three (3) months after Holder's death, and subject to the option termination date specified in Paragraph 11 (c) of this Agreement.

11. TERMINATION OF OPTION. The Option shall terminate on the earliest to occur of the following dates:

     (a) The expiration of one (1) month from the date of Holder's termination of Service except for termination because of death or permanent and total disability;

     (b) The expiration of three (3) months from the date of Holder's termination of Service because of death;

     (c) The expiration of twelve (12) months from the date on which Holder's Service is terminated because of permanent and total disability, as defined in Internal Revenue Code Section 22(e)(3);

     (d)  At 5:00 P.M. Pacific Time on the date which is described in Appendix
"A";

     (e) The date upon which the Holder (i) is discharged for cause; (ii) or comits an act detrimental to the Corporation's interests after the service of the Holder has been terminated pursuant to Paragraph 11, subsection (a) of this Agreement. "Cause" shall mean (i) Holder has committed a felony; (ii) after written notice from Corporation, Holder has repeatedly failed or refused, in a material respect, to follow reasonable policies or directives established by Corporation; (iii) after written notice from Holder has willfully and persistently failed to attend to material duties or obligations;
(iv) Holder has performed an act or failed to act, which, if he or she were prosecuted and convicted, would constitute a theft of money or property of the Corporation; or (v) Holder has misrepresented or concealed a material fact for purposes of securing Service with the Corporation.

12. RIGHTS AS SHAREHOLDER. Holder will not be deemed to be a holder of any shares of Corporation's $.001 par value common stock pursuant to the exercise of the Option until Holder pays the purchase price therefore and a stock certificate is delivered to Holder for those shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such exercise and full payment for the optioned shares.

13. GOVERNING LAW. This Agreement is granted and delivered in the State of Delaware and is intended to be construed and enforced under the laws thereof.

IN WITNESS THEREOF, the parties have made and entered into this Agreement in duplicate on the date specified in its preamble.

CORPORATION

DATALOGIC International, Inc.,
a Delaware corporation


    /s/ Derek Nguyen
By: _____________________
    Derek Nguyen

    /s/ Keith Nguyen
By: _____________________
    Keith Nguyen



HOLDER


/s/ TK Bok
___________________________
TK Bok


                           APPENDIX "A"

                                 Tk Bok
Holder Name    ______________________________________________________________

                                  150,000
Number of Options Granted ___________________________________________________

                                  $.61 USD
Option Price    _____________________________________________________________

                                  November 5, 2004
Vesting Commencement Date ___________________________________________________


Option Expiry Date    Option will have an expiry that is 2 years from the
                      Vesting Schedule Date


Vesting Schedule      30,000 options vested immediately.  The remaining
                      120,000 options will vest quarterly, over a period of 2 years, beginning on the date which is three months from the Vesting Commencement Date.


     /s/ Derek Nguyen
By:  _____________________
     Derek Nguyen


     /s/ Keith Nguyen
By:  _____________________
     Keith Nguyen



HOLDER

/s/ TK Bok
___________________________
TK Bok